Registration No. 333-205481

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One PPG Place
Pittsburgh, Pennsylvania 15222
(412) 456-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan
Kraft Foods Group, Inc. 2012 Performance Incentive Plan
Kraft Foods Group, Inc. Management Stock Purchase Plan
Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors
Kraft Foods Group, Inc. Thrift Plan
Kraft Foods Group, Inc. TIP Plan
Kraft Heinz Savings Plan
Kraft Heinz Union Savings Plan
Kraft Canada Inc. Retirement Plan For Canadian Salaried Employees
Kraft Canada Inc. Retirement Plan For Canadian Hourly Employees
Kraft Canada Inc. Retirement Plan For Non-Unionized Salaried Employees—Former Employees Of Kraft Limited
Kraft Canada Inc. Retirement Plan For Non-Unionized Hourly-Paid Employees—Bulk Cheese Plants And Mount Royal Plant
Kraft Canada Inc. Retirement Plan For Niagara Falls Salaried Cereal Division Employees
Kraft Canada Inc. Retirement Plan For Niagara Falls Hourly Cereal Division Employees
Kraft Canada Inc. Retirement Plan For Former Non-Unionized Employees of Nabob Foods Limited
Nabisco Brands Ltd Trusteed Retirement Plan K
Kraft Canada Inc. Retirement Plan For Former Salaried Employees of Nabisco Ltd.
Kraft Canada Inc. Employee Savings Plan
(Full title of the plan)

 James J. Savina
Senior Vice President, Global General Counsel and Corporate Secretary
One PPG Place
Pittsburgh, Pennsylvania 15222
(412) 456-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated Filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities
Act. ☐?

ADDITION OF PLAN
In its Registration Statement on Form S-8 (File No. 333-205481)(the “Registration Statement”), The Kraft Heinz Company (the “Company”) registered 99,116,289 shares of its common stock, $0.01 par value per share, for issuance to participants in various plans, including the Kraft Foods Group, Inc. Thrift Plan (the “Thrift Plan”) and Kraft Foods Group TIP Plan (the “TIP Plan” and, together with the Thrift Plan, the “Legacy Kraft 401(k) Plans”), as well as an indeterminate amount of interests to be offered or sold pursuant to the Legacy Kraft 401(k) Plans. The Registration Statement is amended to reflect the merger of (i) the Thrift Plan with The H. J. Heinz Company Employees Retirement and Savings Plan to become the Kraft Heinz Savings Plan and (ii) the TIP Plan with The H. J. Heinz Company SAVER Plan to become the Kraft Heinz Union Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement is also amended to cover an indeterminate amount of interests to be offered or sold pursuant to the Kraft Heinz Savings Plan and the Kraft Heinz Union Savings Plan. No additional shares of Company common stock are being registered in connection with these changes.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of May, 2017.

THE KRAFT HEINZ COMPANY

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on May 25, 2017.

Name	Title

/s/ Bernardo Hees	Chief Executive Officer
Bernardo Hees	(Principal Executive Officer)

/s/ Paulo Basilio	Executive Vice President and Chief Financial Officer
Paulo Basilio	(Principal Financial Officer)

/s/ Christopher Skinger	Vice President, Global Controller
Christopher Skinger	(Principal Accounting Officer)

*	Chairman of the Board
Alexandre Behring

*	Vice Chairman of the Board
John T. Cahill

*	Director
Gregory Abel

*	Director
Warren E. Buffett

*	Director
Tracy Britt Cool

Director
Feroz Dewan

*	Director
Jeanne P. Jackson

*	Director
Jorge Paulo Lemann

*	Director
Mackey J. McDonald

*	Director
John C. Pope

*	Director
Marcel Herrmann Telles

*By: /s/ Paulo Basilio
Paulo Basilio
Attorney-in-fact

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Kraft Heinz Savings Plan) have duly caused this Post-Effective Amendment No. 1 on Form S-8 Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 25th day of May, 2017.

KRAFT HEINZ SAVINGS PLAN

By:	/s/ Shirley Weinstein
Shirley Weinstein
Head of Global Rewards
The Kraft Heinz Company

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Kraft Heinz Union Savings Plan) have duly caused this Post-Effective Amendment No. 1 on Form S-8 Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 25th day of May, 2017.

KRAFT HEINZ UNION SAVINGS PLAN

By:	/s/ Shirley Weinstein
Shirley Weinstein
Head of Global Rewards
The Kraft Heinz Company

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

24	Power of Attorney (Incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-8 dated July 2, 2015 (SEC file number 333-205481))

5